UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

3D PIONEER SYSTEMS, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	46-2276094
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Level 1, 220 Albert Road

South Melbourne, VIC 3205 Australia

(Address of Principal Executive Offices and Zip Code)

+61 408 002 099

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

2

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

3D Pioneer Systems, Inc., a Nevada corporation (“DPSM”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Our History

Organization and Corporate History

The Company was incorporated in the state of Nevada on April 2, 2008, under the name Mobile Gaming International Corp. On October 13, 2014, the Company changed its name to 3D Pioneer Systems, Inc. The Company planned to develop and market mobile smart phone and tablet applications. Its first application was an electronic prescription application for the medical, dental and veterinarian fields called “Quickprescribe”. The Company never produced any revenues, and, in the summer of 2014, it terminated all business activity.

On August 14, 2019 District Court of Nevada appointed a custodian for the Company. On August 16, 2019, the Company filed a certificate of revival with the state of Nevada.

The Company filed its last audited financial statements for the years ended July 31, 2013 and 2012 on October 29, 2013. It filed its last unaudited periodic report for the nine months ended April 30, 2014 on June 23, 2014.

Revenue

We have no revenues for the years ended July 31, 2020 and 2019 or for our first quarter ended October 31, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

/_/	financial position,

/_/	business plans,

3

/_/	budgets,

/_/	amount, nature and timing of capital expenditures,

/_/	cash flow and anticipated liquidity,

/_/	future operations of unknown nature costs,

/_/	acquisition and development of other technology,

/_/	future demand for any products and services acquired,

/_/	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

/_/	general economic conditions,

/_/	our cost of operations,

/_/	our ability to generate sufficient cash flows to operate,

/_/	availability of capital,

/_/	the strength and financial resources of our competitors,

/_/	our ability to find and retain skilled personnel, and

/_/	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

4

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

5

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Rule 419 and Blank Check Companies

The definition of “blank check company” as set forth in Rule 419 of the Securities Act is a company that:

1.	Is a development-stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and
2.	Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

The provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, by a blank check company. Rule 419 requires that the blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant is required to file a post-effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Form 8-K to report both the entry into a material non-ordinary course agreement and the completion of the transaction. Rule 419 applies to both primary and resale or secondary offerings.

Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the company must notify each investor whose shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor transaction.

The Company has no current intent to file a registration statement with the SEC for the purpose of selling securities to raise capital for the Company or for acquisitions and mergers.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Mr. Shilow Shaffier is our CEO, President, CFO and Secretary. Mr. Agim Metalla is our sole director. Both Mr. Shaffier and Mr. Metalla are part time and devote approximately 10 hours per week to Company affairs.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

6

Jumpstart Our Business Startups Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”. Currently the Company is without operations or revenues and as such does not anticipate that it will affect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is affected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1.07 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

7

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period. The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

8

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us. Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of July 31, 2020, we had an accumulated deficit of $880,525 and a stockholders’ deficit of $19,155.

As of October 31, 2020, we had an accumulated deficit of $1,019,331 and a stockholders’ deficit of $22,961.

Future losses are likely to occur until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders, as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended July 31, 2020 and 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

9

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder owns approximately 70% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This insider also has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR DIRECTOR MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our Director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Directors and Executive Officers” (page 21 below), and “Conflicts of Interest.” (page 22 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE COMPANYS ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTIMG TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

10

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed for trading on the Over the Counter Pink. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of sellers to sell their securities in any market that might therefore develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

11

THE COMPANY IS A SHELL COMPANY AND AS SUCH SHAREHOLDERS CANNOT RELY ON THE PROVISIONS OF RULE 144 FOR RESALE OF THEIR SHARES UNTIL CERTYAIN CONDITIONS ARE MET.

The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information.

Thus, a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.).

In addition, because the Company is a shell company, a person selling restricted or control securities may not use Rule 144 unless certain conditions have been met. Rule 144(i) provides that Rule 144 may only become available for the resale of securities by a person selling restricted or control securities that were originally issued by a shell company if certain conditions are met. These conditions are: (a) that the issuer is no longer a shell company of the company; (b) that the issuer is an SEC reporter; (c) that the issuer has filed all required reports during the preceding 12 months or any shorter period during which the company has been subject to reporting requirements; and (d) has filed current Form 10 information with the SEC reflecting that it is no longer a shell company.

Furthermore, as a shell company we will not become eligible to use Form S-8 to register offerings of our securities until 60 calendar days after we cease to be a shell company and we file information equivalent to what it would be required to file if we were registering a class of securities on Form 10 under the Exchange Act.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

There is currently a limited market for our stock. It may be subject to volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further Shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investor’s capital will be at risk.

Outbreaks of epidemic diseases, including COVID-19, could adversely impact our business operations

Our business, operations and financial condition could be materially adversely affected by public health crises, including epidemics, pandemics and or other health crises, such as the outbreak of COVID-19. The current COVID-19 global health pandemic is significantly impacting the global economy, including retail, commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and, to date, has included volatility in financial markets, volatility in commodity prices (including precious metals), significant restrictions on travel, temporary business closures, quarantines, and a general reduction in economic and consumer activity, globally, all of which raise concern about a prolonged global recession. In addition, the COVID-19 outbreak may result in operating, supply chain and project development delays which may have material adverse effects on the operations of our current and planned supplier and customers. Such third party operations may be suspended for precautionary purposes, or due to the imposition of emergency measures or other government action to combat the spread of COVID-19. If the operation or development of one or more third party businesses upon which we rely is suspended, it may have a material adverse impact on our results of operations and financial condition, or on the trading price of our securities. As at the date of this Report, the duration of any business disruptions and related financial impact of the COVID-19 outbreak cannot be reasonably estimated. It is unknown whether and how we may be affected if the COVID-19 outbreak persists for an extended period of time.

12

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Form 10 contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events. Refer also to “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in Item 1 above.

The Company has been inactive since the summer of 2014. The Company has not had any revenues from operations during the last six fiscal years nor any interim period in the current fiscal year for which financial statements are furnished in this Registration or amendments thereto. Therefore, the Company is not able to nor is it required to provide comparative period-to-period analysis of its operations pursuant to Item 303 of Regulation B.

Plan of Operations

We are currently investigating to acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations and administering the Company’s business for the next 12 months are established to be as follows:

(i)	filing of Exchange Act reports, (approximately $25,000) and
(ii)	costs relating to consummating an acquisition (approximately $10,000) and
(iii)	General Administrative Expenses (approximately $6,000).

To the extent that the Company’s capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company’s future financing requirements. Mr. Shaffier, the President and ABRAR Investment Pty Ltd (“ABRAR”) the principal shareholder of the Company, would favorably entertain funding, through loans, the corporate expenses for approximately 24 months. Any loans by them would be on an interest-free basis, documented by a promissory note and payable only upon consummation of a business combination transaction. Upon consummation of a business combination, we or the target may reimburse them for any such loans from funds furnished by the target. We have no written agreement with Mr. Shaffier or with ABRAR to advance any further funds for future operating expense, therefore there is no assurance that such funds from Mr. Shaffier or ABRAR will be forth coming, if required.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Since the Company does not have any assets or revenues, any capital required for future growth would have to be provided by the target company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Although our officers and/or or directors have had preliminary contacts or discussions with representative of other entities regarding a business combination with us, no verbal or written commitments have been entered into. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

13

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective shareholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Sources of Business Opportunities

The Company intends to use various sources in its search for potential business opportunities including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. Because of the Company’s limited capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. The Company will most likely have to rely on outside sources, not otherwise associated with the Company that will accept their compensation only after the Company has finalized a successful acquisition or merger. The Company will rely upon the expertise and contacts of such persons, use notices in written publications and personal contacts to find merger and acquisition candidates, the exact number of such contacts are dependent upon the skill and industriousness of the participants and the conditions of the marketplace. To date the Company has not engaged nor entered into any definitive agreements nor understandings regarding retention of any consultant to assist the Company in its search for business opportunities, nor is management presently in a position to actively seek or retain any prospective consultants for these purposes.

The Company does not intend to restrict its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation

Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management’s knowledge and experience, (limited solely to working history) See “Item 5. Directors, Executive Officers, Promoters and Control Persons”. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company’s limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity. Management will not devote full time to finding a merger candidate, will continue to engage in outside unrelated activities, and anticipates devoting no more than an average of five (5) hours weekly to such undertaking.

In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

14

Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger

Presently the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed, and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization however, the Company does not intend to participate in opportunities through the purchase of minority stock positions.

Because of the Company’s current status of inactivity since 2014 and its concomitant lack of assets and relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution to the Company’s existing shareholder’s interests. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company’s shareholders as the case arises. Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition. In such an event, existing shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. The payment of any compensation to any director, officer or promoter would never be a condition to which a target company would have to agree to prior to completing a business compensation.

Management does not have any plans to borrow funds to compensate any persons, consultants, or promoters in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. In all probability, a public sale of the Company’s securities would also be unfeasible, and management does not contemplate any form of new public offering at this time. In the event that the Company does need to raise capital, it would most likely have to rely on the private sale of its securities. Such a private sale would be limited to persons exempt under the Commissions’ Regulation D or other rule, or provision for exemption, if any applies. However, no private sales are contemplated by the Company’s management at this time. If a private sale of the Company’s securities is deemed appropriate in the future, management will endeavor to acquire funds on the best terms available to the Company. However, there can be no assurance that the Company will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable to the Company. The Company does not anticipate using Regulation S promulgated under the Securities Act of 1933 to raise any funds any time within the next year, subject only to its potential applicability after consummation of a merger or acquisition.

15

In the event of a successful acquisition or merger, a finder’s fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction. The Company has not established any criteria or limits for the determination of a finder’s fee, although most likely an appropriate finder’s fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed upon at that time. A finder’s fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Current management has not in the past used any particular consultants, advisors or finders. Management has not actively undertaken a search for, or retention of, any finder’s fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder’s fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a pre-existing contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company’s shareholders. Management cannot predict any other terms of a finder’s fee arrangement at this time. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the representative in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of July 31, 2020, and October 31, 2020, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of these financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the financial statements. We believe that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the financial statements.

16

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no potentially dilutive instruments outstanding during the periods presented.

Income Taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company’s effective tax rate approximates the Federal statutory rates.

CONTROLS AND PROCEDURES

As required by Rule 13a-15 under the Securities Exchange Act of 1934, we have carried out an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this registration statement, being July 31, 2020. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our company’s reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to management, including our President and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Based upon that evaluation, including our President and Chief Financial Officer, we have concluded that our disclosure controls and procedures were ineffective as of the end of the period covered by this registration statement.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934). Management has assessed the effectiveness of our internal control over financial reporting as of July 31, 2020 based on criteria established in Internal Control-Integrated Framework 2013 issued by the Committee of Sponsoring Organizations of the Treadway Commission. As a result of this assessment, management concluded that, as of July 31, 2020, our internal control over financial reporting was not effective. Our management identified the following material weaknesses in our internal control over financial reporting, which are indicative of many small companies with small staff: (i) inadequate segregation of duties and effective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

17

We plan to take steps to enhance and improve the design of our internal control over financial reporting. During the period covered by this registration statement on Form 10-12G, we have not been able to remediate the material weaknesses identified above. To remediate such weaknesses, we hope to implement the following changes during our fiscal year ending December 31, 2021: (i) appoint additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. The remediation efforts set out in (i) and (ii) are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner.

This registration statement does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm because as a smaller reporting company we are not subject to Section 404(b) of the Sarbanes-Oxley Act of 2002.

Changes in Internal Control Over Financial Reporting

There were no changes in our company’s internal control over financial reporting as of October 31, 2020 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Internal Controls

Our management, which consists of our sole officer, does not expect that our disclosure controls and procedures or our internal control over financial reporting are or will be capable of preventing or detecting all errors or all fraud. Any control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements, due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns may occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risk.

SUBSEQUENT EVENTS

On December 1, 2020, in connection with the closing of the Stock Purchase Agreement (the “SPA”) dated October 30, 2020 between Barbara Bauman, the principal shareholder of the Company (“Seller”) and ABRAR Investments Pty Ltd., (the “Buyer” or “ABRAR”) the Buyer acquired 250,000,000 shares of common stock representing approximately 70 % of the outstanding shares of the Company and 1,000 shares of Series A Preferred Stock. The Buyer is an Australian ATF Trust, whose sole beneficiary is Mr. Jing Tai Chong.

Also, on December 1, 2020, the Company issued 1,000,000 shares of its common stock to ABRAR in exchange for the return and cancellation of the 1,000 shares of Series A Preferred Stock.

We have evaluated subsequent events after October 31, 2020 through the date this report was filed and have determined there have been no additional subsequent events for which disclosure is required.

18

Results of Operations

For the years ended July 31, 2020 and 2019, and for the three months ended October 31, 2020 and 2019, the Company had no revenues. As of July 31, 2020 and 2019, the Company had working capital deficits of $19,155 and $2,700, respectively. The deficits were attributable to loans due to a related party of $18,655 and $0, and accounts payable of $500 and $2,700 at July 31, 2020 and 2019, respectively. The working capital deficit at October 31, 2020 was $22,961, which was attributable to loans due to a related party of $22,155, and accounts payable of $806. As of July 31, 2020 and 2019 and October 31, 2020, the Company had no assets.

During the years ended July 31, 2020 and 2019, the Company incurred general and administrative expenses of $20,415 and $1,200, respectively, resulting in net losses of those same amounts. The increase in expenses from 2019 to 2020 is a result of reviving the Company from its prior dormant state.

During the three months ended October 31, 2020 and 2019, the Company incurred consulting expense of $135,000 and $0, respectively, and general and administrative expenses of $3,806 and $8,760, respectively, resulting in a net loss of $138,806 and $8,760, respectively. The increase in consulting expense from 2019 to 2020 is the result of the issuance of stock to the Company’s officer/director for services rendered during 2020. The decrease of general and administrative expenses from 2019 to 2020 is due to not having expenses associated with reviving the Company in 2019.

Liquidity and Capital Resources

As of July 31, 2020, and 2019, and October 31, 2020, we had a cash balance of $0. Due to the lack of revenue, the Company’s operations are primarily funded by the Company’s principal shareholder.

Operating Activities

Net cash used in operating activities was $18,655 for the year ended July 31, 2020 compared with net cash used in operating activities of $0 during the prior year. During the year ended July 31, 2020, the net cash used in operating activities was attributed to net loss of $20,415, offset by preferred stock issued for service of $3,960 and a decrease in accounts payable of $2,200. During the year ended July 31, 2019, the net cash used in operating activities was attributed to net loss of $1,200, offset by an increase in accounts payable of $1,200.

Net cash used in operating activities was $3,500 for the three months ended October 31, 2020 compared with net cash used in operating activities of $7,300 the quarter ended October 31, 2019. During the quarter ended October 31, 2020, the net cash used in operating activities was attributed to net loss of $138,806, offset by common stock issued for service of $135,000 and an increase in accounts payable of $306. During the quarter ended October 31, 2019, the net cash used in operating activities was attributed to net loss of $8,760, offset by expenses paid by a related party in the Company’s behalf of $3,960 and a decrease in accounts payable of $2,500.

Investing Activities

We neither generated nor used cash in investing activities during the three months ended October 31, 2020 and 2019 or for the years ended July 31, 2020 and 2019.

19

Financing Activities

During the year ended July 31, 2020, net cash from financing activities was $18,655 compared to $0 during the year ended July 31, 2019 attributed to proceeds from loans from related parties to fund operation.

We generated cash in financing activities during the three months ended October 31, 2020 and 2019 of $3,500 and $7,500, respectively, from loans from a related party.

During the year ended July 31, 2020, we issued preferred stock valued at $540 for settlement of $3,960 in related party debt, resulting in a gain on debt forgiveness of $3,420 recorded to APIC. These transactions occurred during the three months ended October 31, 2019, and as such were reported as non-cash financing activities in the statements of cash flows in both the annual audited and quarterly unaudited financial statements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, we have incurred net losses of $20,415 and $1,200 for the years ended July 31, 2020 and 2019, respectively, and have a working capital deficit of $19,155 and $2,700 as of July 31, 2020 and 2019, respectively, which raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company but cannot assure that such financing will be available on acceptable terms.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a “going concern” qualification in their Report of Independent Certified Public Accountants accompanying our audited financial statements appearing elsewhere herein which cites substantial doubt about our ability to continue as a going concern. Such a “going concern” qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve our operating results.

ITEM 3: PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses an office provided by the Abrar Investments Pty Ltd, the major shareholder of the Company, at no cost to the Company. Abrar Investments Pty Ltd has agreed to continue this arrangement until the Company completes an acquisition or merger. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as January 15, 2021 the number and percentage of the outstanding shares of common stock, which, according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

20

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
Shilow Shaffier, CEO, President, CFO and Secretary (1)	-0-	-0-%
Agim Metalla, Director (1)	-0-	-0-%
ABRAR Investments Pty Ltd (2)	250,000,000	69.7%
Alexandros Tsingos (3)	55,032,000	15.4%
All executive officers, beneficial owners, and directors as a group (2)	-0-	-0-%

(1) c/o Level 1, 220 Albert Road, South Melbourne, VIC 3205 Australia

(2) The principal owner of ABRAR Investments Pty Ltd is ATF Buna Investment Trust whose sole beneficiary is Jing Tai Chong and its address is 62 Astor Terrace, Spring Hill, OLD 4000 Australia

(3) Frizi 13, 115 24, Athens, Greece

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of January 15, 2021:

Name	Age	Position	Since
Shilow Shaffier	46	CEO, President, CFO, and Secretary	Nov. 2020
Agim Metalla	47	Director	Nov. 2020

Shilow Shaffier, was appointed CEO, President, and CFO of the Company upon the change of control in November 2020. He was appointed Secretary in December 2020. Mr. Shaffier is an experienced and successful leader of business transformations with technology and finance specializations. Having spent over 17 years in the technology industry, Shilow has advanced skills in rapidly repairing, growing and scaling companies. Using this experience and insight, he drives high growth and focused transformational change that yields profitable results. Between January 2018 and May 2020, Mr. Shaffier was the CEO of Workstar Technologies Pty Ltd, a private Australian company, offering tailored digital content and corporate learning to major Australian and international corporations. Previously between January 2016 and December 2017 he was the Technology Investment Manager for Simonds Family Office, a private Australian company.

After growing up in central Queensland’s mining hub and commencing a Law degree at James Cook University QLD, Shilow moved to Melbourne to start his career within the tech sector. Commencing as in sales, Shilow enjoyed rapid success and quickly began managing sales teams, later he moved into strategic executive level appointments. Shilow has worked closely with DELL EMC, Interactive, Telstra, Optus, HP, IBM, Gartner, Google, Cisco, Microsoft, Amazon, Game Developers Associations, Education and Government bodies building relationships and delivering multi-million-dollar contracts. Mr. Shaffier is a current member of Mensa and AICD and participates in various speaking engagements.

Agim Metalla, was appointed Director of the Company in December 2020 after the change of control in November 2020. Mr. Metalla is a multi-lingual professional with global experience in Business Development Management and Leadership skills, Sales and Marketing, Problem Solving Techniques, Operations Excellence and Continuous Improvement. Ready for a new challenge with a progressive local or international organization. From June 2007 to the present Mr. Metalla has been the Operations Director for Expitris Worldwide Sdn Bhd, a Malaysian company, providing training, in house/onsite workshops, and benchmarking of successful businesses in Malaysia and South- east Asia. Mr Metalla has a Masters of Comparative Law from IUM Kuala Lumpur, Malaysia and a bachelor’s degree from the University of Medina, Kingdom of Saudi Arabia. Mr. Metalla speaks, English, Arabic, Bahasa (Malay) and Italian and is a tutor to law students at IUM.

Audit Committee

The Company does not presently have an Audit Committee and the entire Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

21

Compensation Committee

The company does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

Nominating Committee

The Company does not have a Nominating Committee and the Board acts in such capacity.

Code of Conduct and Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

CONFLICTS OF INTEREST - GENERAL

Our sole director and officer is, or may become, in his individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

ITEM 6: EXECUTIVE COMPENSATION

During the two years ended July 31, 2020 and 2019, no salaries were paid to any officers or directors.

Executive compensation during the years ended July 31, 2020 and 2019 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY (S)	BONUS (S)	STOCK AWARDS ($)	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP ($)	TOTAL ($)
Shilow Shaffier, CEO, CFO, SEC. (1)	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Agim Metalla, Dir.(2)	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Barbara M. Bauman,	2020	-0-	-0-	135,000	-0-	-0-	-0-	135,000
Director, CEO, CFO (2)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) On November 22, 2020, Mr. Shilow Shaffer was appointed as CEO, Pres. and CFO.

(2) On December 1, 2020, Mr. Metalla was appointed as a Director

(3) On November 22, 2020 Ms. Bauman resigned as CEO, CFO, SEC. and Director

22

Employment Agreement

We do not have any employment agreements with our officers.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the three months ended October 31, 2019, Barbara McIntyre Bauman, former CEO and CFO of the Company, paid expenses on behalf of the Company totaling $3,960 to revive the Company’s operations. Also during the three months ended October 31, 2019, the Company issued 1,000 shares of Series A Preferred Stock valued at $540 to Ms. Bauman for repayment of these amounts owed to her. The difference of $3,420 was forgiven by Ms. Bauman, and the Company recorded the resulting gain as additional paid-in capital.

During the three months ended October 31, 2020, the Company issued 250,000,000 shares of common stock to Barbara McIntyre Bauman for consulting services totaling $135,000.

During the three months ended October 31, 2020 and 2019, the Company received $3,500 and $7,300, respectively, in advances from related parties, resulting in related party payables of $22,155 and $18,655 at October 31, 2020 and July 31, 2020, respectively. These loans were non interest bearing and due on demand. On January 28, 2021, Ms. Bauman forgave the $22,155 owed to her.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade in the pink sheets market and quotations for the common stock are listed in the “Pink Sheets” produced by the OTC Markets under the symbol “DPSM”.

23

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended July 31, 2020 and 2019 and for the first three months ended October 31, 2020 the company’s common stock had a trading history as follows:

Fiscal Year 2019:	High	Low
October 31, 2018	$0.01	$0.0021
January 31, 2019	$0.0030	$0.0020
April 30, 2019	$0.005	$0.0021
July 31, 2019	$0.01	$0.0018

Fiscal Year 2020:

October 31, 2019	$0.025	$0.0070
January 31, 2020	$0.027	$0.0054
April 30, 2020	$0.01	$0.0034
July 30, 2020	$0.011	$0.0040

Fiscal Year 2021:

October 31, 2020	$0.029	$0.0072
November 1 thru December 31, 2020	$0.0387	$0.0150

Last Reported Price

On January 15, 2021, the closing price of our shares of common stock reported on the Pink Sheets was $0.0214 per share.

Record Holders

There were 33 holders of record as of January 15, 2021; however, we believe the number of beneficial holders of our shares of common stock to be approximately 350. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Transfer Agent

Our transfer agent is Globex Transfer, LLC. 280 Deltona Blvd., Suite 202, Deltona, FL 32725. Their telephone number is (813) 344-4490.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

24

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Shares of Common Stock

We have sold no unregulated securities in the past two years.

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 599,999,000 shares of our Common Stock, $0.001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 358,525,256 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Description of Preferred Stock

On October 16, 2019, the Board of Directors authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock,” consisting of 1,000 shares authorized, $0.001 par value. The Series A Preferred Stock is not convertible into any other class or series of stock and shall not be entitled to receive any dividend except as may be declared by the Board of Directors. On all matters to come before the shareholders of the Company, the holder of Series A Preferred shall be entitled to 1,000,000 votes per share.

No shares of Preferred Stock are currently issued or outstanding.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended July 31, 2020 and 2019 and unaudited financial statements for the three-month periods ended October 31, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-16.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 3, 2020, we appointed Pinnacle Accountancy of Utah, 1438 N. Highway 89, Suite 120, Farmington, Utah 84025 as our new independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCILA STATEMENTS, AND EXHIBITS

(a) Financial Statements

Our audited financial statements for the years ended July 31, 2020 and 2019 and unaudited financial statements for the three-month periods ended October 31, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-16.

(b) Exhibits

See the Exhibit Index beginning following the signature page.

25

Audited Financial Statements for the Years Ended July 31, 2020 and 2019

Unaudited Financial Statements for the Three Months Ended October 31, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

3D Pioneer Systems, Inc.

South Melbourne, Australia

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 3D Pioneer Systems, Inc. (the Company) as of July 31, 2020 and 2019, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

January 21, 2021

F-2

3D PIONEER SYSTEMS, INC.
Balance Sheets

	July 31,	July 31,
	2020	2019

ASSETS
Current Assets
Cash	$—	$—
Total Current Assets	—	—

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current Liabilities
Accounts payable	500	2,700
Due to related party	18,655	—
Total Current Liabilities	19,155	2,700

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred stock, $0.001 par value; 1,000 shares authorized and 1,000 and 0 shares issued and outstanding as of July 31, 2020 and July 31, 2019, respectively	1	—
Common stock, $0.001 par value; 599,999,000 shares authorized, 108,525,256 shares issued and outstanding	108,525	108,525
Additional paid-in capital	752,844	748,885
Accumulated deficit	(880,525)	(860,110)
Total Stockholders’ Equity (Deficit)	(19,155)	(2,700)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$—	$—

The accompanying notes are an integral part of these financial statements.

F-3

3D PIONEER SYSTEMS, INC.
Statements of Operations

	For the year ended July 31,
	2020	2019

Revenue	$—	$—
Total Revenue	—	—

Expenses
General & administrative expenses	20,415	1,200
Total Operating Expenses	20,415	1,200

Loss from Operations	(20,415)	(1,200)

Net Loss	$(20,415)	$(1,200)

Loss per share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	108,525,256	108,525,256

The accompanying notes are an integral part of these financial statements.

F-4

3D PIONEER SYSTEMS, INC.
Statement of Stockholders’ Equity (Deficit)
Years ended July 31, 2020 and 2019

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at July 31, 2018	108,525,256	$108,525	—	$—	$748,885	$(858,910)	$(1,500)
Net loss for the year ended July 31, 2019	—	—	—	—	—	(1,200)	(1,200)
Balance at July 31, 2019	108,525,256	108,525	—	—	748,885	(860,110)	(2,700)

Related party debt forgiven	—	—	—	—	3,420		3,420
Preferred Stock issued for settlement of related party debt	—	—	1,000	1	539	—	540
Net loss for the year ended July 31, 2020	—	—		—	—	(20,415)	(20,415)
Balance at July 31, 2020	108,525,256	$108,525	1,000	$1	$752,844	$(880,525)	$(19,155)

The accompanying notes are an integral part of these financial statements.

F-5

3D PIONEER SYSTEMS, INC.
Statements of Cash Flows

	For the year ended July 31,
	2020	2019

Cash Flow from Operating Activities
Net loss	$(20,415)	$(1,200)

Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related party	3,960	-

Changes in operating assets and liabilities
Increase (decrease) in accounts payable	(2,200)	1,200

Net Cash Used in Operating Activities	(18,655)	—

Cash Flows from Financing Activities
Proceeds from related party	18,655	—
Net Cash Provided by Financing Activities	18,655	—

Net change in cash	—	—
Cash at beginning of year	—	—
Cash at end of year	$—	$—

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the year	$—	$—
Income taxes paid during the year	$—	$—

Non-Cash Financing Activities:
Related party debt forgiven	$3,420	$—
Preferred stock issued for settlement of related party debt	$540	$—

The accompanying notes are an integral part of these financial statements.

F-6

3D PIONEER SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2020 AND 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

3D Pioneer Systems, Inc. (the “Company”) was originally incorporated in the State of Nevada on April 2, 2008 under the name Mobile Gaming International Corp. On October 13, 2014, the Company changed its name to 3D Pioneer Systems, Inc., its current name. The Company has been inactive since the summer of 2014, and is currently a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock. No potential merger candidate has been identified at this time.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s fiscal year-end is July 31.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 740, “Income Taxes,” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, “Stock Compensation,” for accounting for stock-based compensation. The guidance requires that share-based payment transactions with employees and non-employees, such as grants of stock options and restricted stock for services, be recognized in the financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods.

F-7

Basic and Diluted Loss Per Share

Earnings per share (EPS) is calculated in accordance with the FASB ASC Topic 260, “Earnings Per Share.” Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Potentially-dilutive securities are excluded from income (loss) per share when they are anti-dilutive. The Company has no potentially-dilutive securities issued and outstanding during the periods presented.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At July 31, 2020 and 2019, cash and cash equivalents amounted to $0.

COVID-19

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. Due to the outbreak and spread of COVID-19, the Company’s management and advisors responsible for financial reporting have experienced administrative delays, include travel restrictions and reduced work hours. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at July 31, 2020. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Registration Statement on Form 10. These estimates may change, as new events occur and additional information is obtained.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at July 31, 2020 of $880,525 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Capital Stock Issued

During the year ended July 31, 2020, Barbara McIntyre Bauman (the Company’s then-President, Secretary, and Treasurer) paid for $3,960 of expenses in the Company’s behalf. Shortly thereafter and also during the year ended July 31, 2020, the Company issued 1,000 shares of Series A Preferred Stock valued at $540 to Ms. Bauman for repayment of these expenses. The resulting gain on forgiveness of related party debt of $3,420 was recorded as an increase in additional paid-in capital.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 599,999,000 shares of common stock with a par value of $0.001 per share. As of July 31, 2020, and 2019, 108,525,256 shares were issued and outstanding.

F-8

Preferred Stock

On October 16, 2019, the Board of Directors of the Company authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock,” consisting of 1,000 shares authorized, $0.001 par value. The Series A Preferred Stock is not convertible into any other class or series of stock and shall not be entitled to receive any dividend except as may be declared by the Board of Directors. On all matters to come before the shareholders of the Company, the holder of Series A Preferred shall be entitled to 1,000,000 votes per share.

As of July 31, 2020 and 2019, 1,000 and 0 shares were issued and outstanding, respectively. This preferred stock was repurchased by and returned to the Company and cancelled subsequent to year-end as disclosed in NOTE 6.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended July 31, 2020, Barbara McIntyre Bauman, the Company’s former President, Secretary and Treasurer, paid expenses on behalf of the Company totaling $3,960 to revive the Company’s operations. Also during the year ended July 31, 2020, the Company issued 1,000 shares of Series A Preferred Stock valued at $540 to Ms. Bauman for repayment of these amounts owed to her. The difference of $3,420 was forgiven by Ms. Bauman, and the Company recorded the resulting gain as additional paid-in capital.

During the years ended July 31, 2020 and 2019, the Company received $18,655 and $0, respectively, in advances from related parties, resulting in related party payables of $18,655 and $0 at July 31, 2020 and 2019, respectively. These loans are non-interest bearing and due on demand.

NOTE 6 – INCOME TAX

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of July 31, 2020 and 2019, are as follows:

	July 31,	July 31,
	2020	2019
Net operating loss carryforward	$(880,525)	$(860,110)
Effective tax rate	21%	21%
Deferred tax asset	(184,910)	(180,623)
Less: Valuation allowance	184,910	180,623
Net deferred asset	$-	$-

The valuation allowance increased by $4,287 and $252 during the years ended July, 2020 and 2019, respectively. As of July 31, 2020, the Company had $880,525 in net operating losses (“NOLs”) that may be available to offset future taxable income, which begin to expire between 2036 and 2038. NOLs generated in tax years prior to July 31, 2018 can be carryforward for twenty years, whereas NOLs generated after July 31, 2018 can be carryforward indefinitely. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes.

NOTE 7 – SUBSEQUENT EVENTS

On August 10, 2020, the Company issued 250,000,000 shares of common stock to Barbara McIntyre Bauman for consulting services totaling $135,000.

On September 24, 2020, Barbara McIntyre Bauman paid additional expenses on behalf of the Company totaling $3,500.

On December 1, 2020, pursuant to a Securities Purchase Agreement dated October 30, 2020, ABRAR Investments Pty Ltd purchased 250,000,000 shares of the Company’s common stock and 1,000 shares of the Company’s Series A preferred stock for $135,000 (the “Purchased Shares”) from Barbara M. Bauman. The Purchased Shares represented approximately 70% of the Company’s issued and outstanding shares of Common Stock. In connection with the closing of the transaction and in accordance with the Agreement, the Board appointed Mr. Agim Metalla to fill vacancy on the Company’s Board of Directors caused by the resignation of Ms. Bauman. In addition, Mr. Shilow Shaffier appointed CEO, President, CFO and secretary of the Company.

Also on December 1, 2020, as consideration for redemption of 1,000 shares of Series A Preferred Stock, the Company issued to ABRAR Investments Pty Ltd, the Shareholder, 1,000,000 shares of Common Stock, concurrently with and upon the Shareholder returning the Series A Preferred Stock to the Company. The Series A Preferred Stock was returned to the Company and cancelled.

The Company has evaluated events occurring from the July 31, 2020 through the date these financial statements were issued and determined there are no additional events requiring disclosure.

F-9

3D PIONEER SYSTEMS, INC.
Balance Sheets

(Unaudited)

	October 31,	July 31,
	2020	2020

ASSETS
Current Assets
Cash	$—	$—
Total Current Assets	—	—

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current Liabilities
Accounts payable	806	500
Due to related party	22,155	18,655
Total Current Liabilities	22,961	19,155

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred stock, $0.001 par value; 1,000 shares authorized and 1,000 shares issued and outstanding	1	1
Common stock, $0.001 par value; 599,999,000 shares authorized, 358,525,256 and 108,525,256 shares issued and outstanding as of October 31, 2020 and July 31, 2020, respectively	358,525	108,525
Additional paid-in capital	637,844	752,844
Accumulated deficit	(1,019,331)	(880,525)
Total Stockholders’ Equity (Deficit)	(22,961)	(19,155)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-10

3D PIONEER SYSTEMS, INC.
Statements of Operations
(Unaudited)

	For the three months ended October 31,
	2020	2019

Revenue	$—	$—
Total Revenue	—	—

Expenses
Consulting expense	135,000	—
General & administrative expenses	3,806	8,760
Total Operating Expenses	138,806	8,760

Loss from Operations	(138,806)	(8,760)

Net Loss	$(138,806)	$(8,760)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	334,068,734	108,525,256

The accompanying notes are an integral part of these unaudited financial statements.

F-11

3D PIONEER SYSTEMS, INC.
Statement of Stockholders’ Equity (Deficit)
For the three months ended October 31, 2020 and October 31, 2019
(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at July 31, 2020	108,525,256	$108,525	1,000	$1	$752,844	$(880,525)	$(19,155)
Common Stock issued to related party for consulting services	250,000,000	250,000	—	—	(115,000)	—	135,000
Net loss for the quarter ended October 31, 2020	—	—		—	—	(138,806)	(138,806)
Balance at October 31, 2020	358,525,256	$358,525	1,000	$1	$637,844	$(1,019,331)	$(22,961)

Balance at July 31, 2019	108,525,256	$108,525	—	$—	$748,885	$(860,110)	$(2,700)
Related party debt forgiven	—	—	—	—	3,420	—	3,420
Preferred Stock issued for settlement of related party debt	—	—	1,000	1	539	—	540
Net loss for the quarter ended October 31, 2019	—	—	—	—	—	(8,760)	(8,760)
Balance at October 31, 2019	108,525,256	$108,525	1,000	$1	$752,844	$(868,870)	$(7,500)

The accompanying notes are an integral part of these unaudited financial statements.

F-12

3D PIONEER SYSTEMS, INC.
Statements of Cash Flows
(Unaudited)

	For the three months ended October 31,
	2020	2019

Cash Flow from Operating Activities
Net loss	$(138,806)	$(8,760)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for consulting services – related party	135,000	—
Expenses paid by related party	-	3,960

Changes in operating assets and liabilities
Increase (decrease) in accounts payable	306	(2,500)
Net Cash Used in Operating Activities	(3,500)	(7,300)

Cash Flows from Financing Activities
Proceeds from related party loans	3,500	7,300
Net Cash Provided by Financing Activities	3,500	7,300

Net change in cash	—	—
Cash at beginning of quarter	—	—
Cash at end of quarter	$—	$—

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the quarter	$—	$—
Income taxes paid during the quarter	$—	$—

Non-Cash Financing Activities:
Related party debt forgiven	$—	$3,420
Preferred stock issued for settlement of related party debt	$—	$540

The accompanying notes are an integral part of these unaudited financial statements.

F-13

3D PIONEER SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2020

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

3D Pioneer Systems, Inc. (the “Company”) was originally incorporated in the State of Nevada on April 2, 2008 under the name Mobile Gaming International Corp. On October 13, 2014, the Company changed its name to 3D Pioneer Systems, Inc., its current name. The Company has been inactive since the summer of 2014, and is currently a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock. No potential merger candidate has been identified at this time.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s fiscal year-end is July 31.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 740, “Income Taxes,” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, “Stock Compensation,” for accounting for stock-based compensation. The guidance requires that share-based payment transactions with employees and non-employees for services rendered be recognized in the financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods.

F-14

Basic and Diluted Loss Per Share

Earnings per share (EPS) is calculated in accordance with the FASB ASC Topic 260, “Earnings Per Share.” Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Potentially-dilutive securities are excluded from income (loss) per share when they are anti-dilutive. The Company has no potentially-dilutive securities issued and outstanding during the periods presented.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At October 31, 2020 and July 31, 2020, cash and cash equivalents amounted to $0.

COVID-19

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. Due to the outbreak and spread of COVID-19, the Company’s management and advisors responsible for financial reporting have experienced administrative delays, include travel restrictions and reduced work hours. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at October 31, 2020. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Registration Statement on Form 10. These estimates may change, as new events occur and additional information is obtained.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at October 31, 2020 of $1,019,331 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Capital Stock Issued

During the year ended July 31, 2020, the Company issued 1,000 shares of Series A Preferred Stock to Barbara McIntyre Bauman for repayment of the related party debt totaling $540 (see NOTE 5). The Series A Preferred Stock entitle holder to 1,000,000 votes per share on all shareholder matters and have no conversion rights.

During the three months ended October 31, 2020, the Company issued 250,000,000 shares of common stock to Barbara McIntyre Bauman for consulting services totaling $135,000.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 599,999,000 shares of common stock with a par value of $0.001 per share. As of October 31, 2020 and July 31, 2020, 358,525,256 and 108,525,256 shares were issued and outstanding, respectively.

F-15

Preferred Stock

The Company is authorized to issue 1,000 shares of Series A Preferred Stock with a par value of $0.001 per share. As of October 31, 2020, and July 31, 2020, 1,000 shares were issued and outstanding. The Series A Preferred Stock is not convertible into any other class or series of stock and shall not be entitled to receive any dividend except as may be declared by the Board of Directors. On all matters to come before the shareholders of the Company, the holder of Series A Preferred shall be entitled to 1,000,000 votes per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the three months ended October 31, 2019, Barbara McIntyre Bauman paid expenses on behalf of the Company totaling $3,960 to revive the Company’s operations. Also during the three months ended October 31, 2019, the Company issued 1,000 shares of Series A Preferred Stock valued at $540 to Ms. Bauman for repayment of these amounts owed to her. The difference of $3,420 was forgiven by Ms. Bauman, and the Company recorded the resulting gain as additional paid-in capital.

During the three months ended October 31, 2020, the Company issued 250,000,000 shares of common stock to Barbara McIntyre Bauman for consulting services totaling $135,000.

During the three months ended October 31, 2020 and 2019, the Company received $3,500 and $7,300, respectively, in advances from related parties, resulting in related party payables of $22,155 and $18,655 at October 31, 2020 and July 31, 2020, respectively. These loans are non-interest bearing and due on demand.

NOTE 6 – SUBSEQUENT EVENTS

On December 1, 2020, pursuant to a Securities Purchase Agreement dated October 30, 2020, ABRAR Investments Pty Ltd purchased 250,000,000 shares of the Company’s common stock and 1,000 shares of the Company’s Series A preferred stock (the “Purchased Shares”) from Barbara M. Bauman for $135,000. The Purchased Shares represented approximately 70% of the Company’s issued and outstanding shares of Common Stock. In connection with the closing of the transaction and in accordance with the Agreement, the Board appointed Mr. Agim Metalla to fill vacancy on the Company’s Board of Directors caused by the resignation of Ms. Bauman. In addition, Mr. Shilow Shaffier appointed CEO, President, CFO and secretary of the Company.

On December 1, 2020, as consideration for redemption of 1,000 shares of Series A Preferred Stock, the Company issued to ABRAR Investments Pty Ltd, the Shareholder, 1,000,000 shares of Common Stock, concurrently with and upon the Shareholder returning the Series A Preferred Stock to the Company. The Series A Preferred Stock was returned to the Company and cancelled.

On January 28, 2021, Barbara M. bauman, the related part, forgave the $22,155,owend to her by the Company. Other than this event, the Company has evaluated any other events occurring from October 31, 2020 through the date these financial statements were issued and determined there are no additional events requiring disclosure.

F-16

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

3D PIONEER SYSTEMS, INC.

Date: February 24, 2021	By:	/s/ Shilow Shaffier
Shilow Shaffier

26

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

3.1*	Articles of Incorporation and Amendment thereto.

3.2*	Bylaws

23.1	Consent of Independent Auditing Firm

* Previously filed

27